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                                                                    EXHIBIT 3(a)

                                   AMENDED AND
                      RESTATED CERTIFICATE OF INCORPORATION
                           OF FRUIT OF THE LOOM, INC.

                                    ARTICLE I

     The name of the corporation is Fruit of the Loom, Inc.

                                   ARTICLE II

     The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent is United States Corporation Company.

                                   ARTICLE III

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The amount of total authorized capital stock of the corporation is 81,000,000 shares which are divided into two classes as follows:

     A Class of 6,000,000 shares of Preferred Stock having a par value of $0.01 each (the "Preferred Stock").

     A Class of 75,000,000 shares of Common Stock having a par value of $0.01 each (the "Common Stock").

     The designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each of such classes of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of each series of the Preferred Stock, are as follows:

                                     PART A

                                 PREFERRED STOCK

     The Board of Directors is expressly authorized, from time to time, (1) to fix the number of shares of one or more series of the Preferred Stock; (2) to determine the designation of any such shares; (3) to determine or alter, without limitation or restrictions, the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of the Preferred Stock; and (4) within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.


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                                     PART B

                                  COMMON STOCK

     Except as otherwise provided by law, the shares of Common Stock of the Corporation may be issued by the Corporation from time to time in such amounts, for such consideration, and for such corporate purposes as the Board of Directors may from time to time determine.

     Subject to the provisions of applicable law or of the By-laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                                     PART C

                               GENERAL PROVISIONS

     (a) Quorum at Stockholders' Meetings. Except as otherwise provided by law or this Amended and Restated Certificate of Incorporation, at any meeting of stockholders, the presence in person or by proxy of the holders of record of outstanding shares of stock of the corporation entitled to vote a majority of the votes entitled to be voted at such meeting shall constitute a quorum for all purposes.

     (b) No Preemptive Rights, Etc. No holder of shares of stock of the corporation of any class shall have any preemptive rights and no stockholder shall have any other preferential or right of first refusal to purchase or subscribe for any shares of stock, whether now or hereafter authorized, of the corporation of any class, or any obligations convertible into, or any options or warrants to purchase, any share of stock, whether now or hereafter authorized, of the corporation of any class, other than such, if any, as the Board of Directors may from time to time determine, and at such price as the Board of Directors may from time to time fix; and any share of stock or any obligations, options or warrants which the Board of Directors may determine to offer for subscription to holders of any shares of stock of the corporation may, as the Board of Directors shall determine, be offered to holders of the shares of stock of the corporation of any class or classes or series, and if offered to holders of shares of stock of more than one class or series, in such proportion as between such classes and series as the Board of Directors may determine.

     (c) Consents in Lieu of Voting. Whenever the vote of stockholders or any class or classes of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporation action, the meeting and vote of the stockholders or such class or classes of stockholders may be dispensed with upon the written consent of the stockholders having not less than such minimum percentage of the total number of votes as may otherwise have been required for such action. A notice of the obtaining of any consent provided for in this paragraph (c) hall be mailed by the corporation, promptly after such consent is obtained, to the stockholders at their respective addresses then appearing on the records of the corporation.

                                    ARTICLE V


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     (a)  Non-Affiliate Directors. So long as any Cumulative Exchangeable
Preferred Stock is outstanding, the Board of Directors of the Corporation shall consist of one or more directors who are not affiliates of William F. Farley or Farley, Inc. and who are not employed by the corporation or any of its affiliates.

     (b) Decisions made by Committee. All decisions with respect to the payment of dividends on the Common Stock and all decisions with respect to the redemption of Cumulative Exchangeable Preferred Stock shall be made by a committee of the Board of Directors consisting entirely of directors who are not affiliates of William F. Farley or Farley, Inc. and who are not employed by the corporation or any of its affiliates.

                                   ARTICLE VI

     Any and all right, title and claim in or to any dividends declared by the corporation which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and is deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositories shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.

                                   ARTICLE VII

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the corporation.

                                  ARTICLE VIII

     A director of the corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the corporation be liable to account to the corporation for any profit realized by him from or through any transaction or contract of the corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the General Corporation Law of the State of Delaware for authorization, approval or ratification of transactions or contracts between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization


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of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                    ARTICLE X

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the personal liability of directors, then the personal liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this
Article IX by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE XI

     Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                   ARTICLE XII

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII

     The duty of the corporation to indemnify its directors and officers and the power of the corporation to indemnify its agents and employees shall be as provided in this Article XIII.

1.   RIGHT TO INDEMNIFICATION.

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or


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penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) of this Article XIII, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     The right to indemnification conferred in this Article XIII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article XII or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

2.   RIGHT OF CLAIMANT TO BRING SUIT.

     If a claim under paragraph (1) of this Article XIII is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3.   NON-EXCLUSIVITY OF RIGHTS.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-law or agreement of the corporation or vote of stockholders or Board of Directors or otherwise.

4.   INSURANCE.


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     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.